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                                                                EXHIBIT 99.B5.1


                             SUBADVISORY AGREEMENT

         THIS AGREEMENT is made and entered into on this 25th day of June, 1993 between STRONG/CORNELIUSON CAPITAL MANAGEMENT, INC. (the "Adviser"), a Wisconsin corporation registered under the Investment Advisers Act of 1940, as amended (the "Advisers Act"), and W.H. REAVES & CO., INC. (the "Subadviser"), a Delaware corporation registered under the Advisers Act;

                             W I T N E S S E T H :

         WHEREAS, Strong American Utilities Fund, Inc., a Wisconsin corporation, is in the process of registering with the U.S. Securities and Exchange Commission (the "Commission") as an open-end management investment company under the U.S. Investment Company Act of 1940, as amended (the "Investment Company Act"); and

         WHEREAS, the Fund has, pursuant to an Advisory Agreement with the Adviser dated as of June 22, 1993 (the "Advisory Agreement"), retained the Adviser to act as investment adviser for and to manage its assets;

         WHEREAS, the Advisory Agreement permits the Adviser to delegate certain of its duties under the Advisory Agreement to other investment advisers, subject to the requirements of the Investment Company Act; and

        WHEREAS, the Adviser desires to retain the Subadviser as subadviser for the Fund to act as investment adviser for and to manage the Fund's Investments (as defined below) and the Subadviser desires to render such services.

         NOW, THEREFORE, the Adviser and Subadviser do mutually agree and promise as follows:

         1. Appointment as Subadviser. The Adviser hereby retains the Subadviser to act as investment adviser for and to manage certain assets of the Fund subject to the supervision of the Adviser and the Board of Directors of the Fund and subject to the terms of this Agreement; and the Subadviser hereby accepts such employment. In such capacity, the Subadviser shall be responsible for the Fund's investments.

         2.      Duties of Subadviser.

                 (a) Investments. The Subadviser is hereby authorized and directed and hereby agrees, subject to the stated investment policies and restrictions of the Fund as set forth in the Fund's current prospectus and statement of
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         additional information as currently in effect and as supplemented or amended from time to time (collectively referred to hereinafter as the "Prospectus") and subject to the directions of the Adviser and the Fund's Board of Directors, to purchase, hold and sell investments for the account of the Fund (hereinafter "Investments") and to monitor on a continuous basis the performance of such Investments.

                  (b) Allocation of Brokerage. The Subadviser is authorized, subject to the supervision of the Adviser and the Board of Directors of the Fund, to place orders for the purchase and sale of the Fund's Investments with or through such persons, brokers or dealers, including the Subadviser or affiliates thereof, and to negotiate commissions to be paid on such transactions in accordance with the Fund's policy with respect to brokerage as set forth in the Prospectus. The Subadviser may, on behalf of the Fund, pay brokerage commissions to a broker which provides brokerage and research services to the Subadviser in excess of the amount another broker would have charged for effecting the transaction, provided (i) the Subadviser determines in good faith that the amount is reasonable in relation to the value of the brokerage and research services provided by the executing broker in terms of the particular transaction or in terms of the Subadviser's overall responsibilities with respect to the Fund and the accounts as to which the Subadviser exercises investment discretion, (ii) such payment is made in compliance with Section 28(e) of the Securities Exchange Act of 1934, as amended, and any other applicable laws and regulations, and (iii) in the opinion of the Subadviser, the total commissions paid by the Fund will be reasonable in relation to the benefits to the Fund over the long term. It is recognized that the services provided by such brokers may be useful to the Subadviser in connection with the Subadviser's services to other clients. On occasions when the Subadviser deems the purchase or sale of a security to be in the best interests of the Fund as well as other clients of the Subadviser, the Subadviser, to the extent permitted by applicable laws and regulations, may, but shall be under no obligation to, aggregate the securities to be sold or purchased in order to obtain the most favorable price or lower brokerage commissions and efficient execution. In such event, allocation of securities so sold or purchased, as well as the expenses incurred in the transaction, will be made by the Subadviser in the manner the Subadviser considers to be the most equitable and consistent with its fiduciary obligations to the Fund and to such other clients.


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                 (c)  Securities Transactions.  The Subadviser and any
         affiliated person of the Subadviser will not purchase securities or other instruments from or sell securities or other instruments to the Fund; provided, however, the Subadviser may purchase securities or other instruments from or sell securities or other instruments to the Fund if such transaction is permissible under applicable laws and regulations, including, without limitation, the Investment Company Act and the Investment Advisers Act and the rules and regulations promulgated thereunder.

                 The Subadviser agrees to observe and comply with Rule 17j-1 under the Investment Company Act and the Fund's Code of Ethics, as the same may be amended from time to time. The Subadviser will make available to the Adviser or the Fund at any time upon request, including telecopy without delay, during any business day any reports required to be made to the Subadviser pursuant to Rule 17j-1 under the Investment Company Act.

                (d) Books and Records. The Subadviser will maintain all books and records required to be maintained pursuant to the Investment Company Act and the rules and regulations promulgated thereunder with respect to transactions made by it on behalf of the Fund including, without limitation, the books and records required by Subsections
         (b)(1), (5), (6), (7), (9), (10) and (11) and Subsection (f) of Rule
         31a-1 under the Investment Company Act and shall timely furnish to the Adviser all information relating to the Subadviser's services hereunder needed by the Adviser to keep such other books and records of the Fund required by Rule 31a-1 under the Investment Company Act. The Subadviser will also preserve all such books and records for the periods prescribed in Rule 31a-2 under the Investment Company Act, and agrees that such books and records shall remain the sole property of the Fund and shall be immediately surrendered to the Fund upon request. The Subadviser further agrees that all books and records maintained hereunder shall be made available to the Fund or the Adviser at any time upon request, including telecopy without delay, during any business day.

                 (e) Information Concerning Investments and Subadviser. From time to time as the Adviser or the Fund may request, the Subadviser will furnish the requesting party reports on portfolio transactions and reports on Investments held in the portfolio, all in such detail as the Adviser or the Fund may request. The Subadviser will also

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         provide the Fund and the Adviser on a regular basis with economic and investment analyses and reports or other investment services normally available to institutional or other clients of the Subadviser.

                 The Subadviser will make available its officers and employees to meet with the Fund's Board of Directors at the Fund's principal place of business on due notice to review the Investments of the Fund. The Subadviser further agrees to inform the Fund and the Adviser on a current basis of changes in investment strategy, tactics or key personnel.

                 The Subadviser will also provide such information or perform such additional acts as are customarily performed by a subadviser and may be required for the Fund or the Adviser to comply with their respective obligations under applicable laws, including, without limitation, the Internal Revenue Code of 1986, as amended (the "Code"), the Investment Company Act, the Investment Advisers Act, the Securities Act of 1933, as amended (the "Securities Act") and any state securities laws, and any rule or regulation thereunder.

                 (f) Custody Arrangements. The Subadviser acknowledges receipt of a Custody Agreement dated as of June 10, 1993, for the Fund and agrees to comply at all times with all requirements relating to such arrangements. The Subadviser shall provide the Adviser, and the Adviser shall provide the Fund's custodian, on each business day with information relating to all transactions concerning the Fund's assets.

                 (g) Adviser Representatives. The Subadviser shall include at least two (2) representatives of the Adviser, as specified by the Adviser, in the list of individuals authorized to give directions (without restrictions of any kind) to brokers and dealers utilized by the Subadviser to execute portfolio transactions for the Fund and custodians or depositories that hold securities or other assets of the Fund at any time. Subadviser shall have no liability or responsibility for the actions of such representatives of the Adviser.

                 (h) Compliance with Applicable Laws and Governing Documents. The Subadviser agrees that in all matters relating to its performance under this Agreement, the Subadviser and its directors, officers, partners, employees and interested persons, will act in accordance with all applicable laws, including, without limitation, the


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         Investment Company Act, the Investment Advisers Act, the Code, the
         Public Utility Holding Company Act of 1935, the Commodity Exchange Act, as amended (the "CEA") and state securities laws, and any rules and regulations promulgated thereunder. The Subadviser further agrees to act in accordance with the Fund's Articles of Incorporation, By-Laws, currently effective registration statement under the Investment Company Act, including any amendments or supplements thereto, and Notice of Eligibility under Rule 4.5 of the CEA, if applicable, (collectively, "Governing Instruments and Regulatory Filings") and any instructions or directions of the Fund, its Board of Directors or the Adviser.

                  The Subadviser acknowledges receipt of the Fund's Governing Instruments and Regulatory Filings. The Adviser hereby agrees to provide to the Subadviser any amendments, supplements or other changes to the Governing Instruments and Regulatory Filings as soon as practiceable after such materials become available and, upon receipt by the Subadviser, the Subadviser will act in accordance with such amended, supplemented or otherwise changed Governing Instruments and Regulatory Filings.

                  (i) Fund's Name: Adviser's Name. The Subadviser agrees that it shall have no rights of any kind relating to the Fund's name, "Strong American Utilities Fund, Inc.," or in the name "Strong" as it is used in connection with investment products, services or otherwise, and that it shall make no use of such names without the express written consent of the Fund or the Adviser, as the case may be.

                  (j) Voting of Proxies. The Subadviser shall direct the custodian as to how to vote such proxies as may be necessary or advisable in connection with the any matters submitted to a vote of shareholders of securities held by the Fund.

         3.   Services Exclusive.

                  (a) Exclusive Investment Advise. Except as provided in Subsection (b) of this Section 3 or as otherwise agreed to in writing between the parties hereto, during the term of this Agreement, as provided in Section 14 hereof, and for a period of two (2) years after the date the Subadviser gives notice to the Adviser of its intention to terminate this Agreement or six (6) months after the date the Adviser gives notice to the Subadviser of its intention to terminate this Agreement, the Subadviser (which for

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         purposes of this Section 3 shall also include any successors to the
         Subadviser), and any person or entity controlled by, or under common control with, the Subadviser, shall not act as investment adviser or subadviser, or otherwise render investment advice to, or sponsor, promote or distribute, any investment company or comparable entity registered under the Investment Company Act or other investment fund consisting of more than 100 investors that is offered publicly but is not subject to the registration requirements of the Investment Company Act that is substantially similar to the Fund. For purposes hereof, BMC Fund, Inc. and Wall Street Preferred Money Managers are not, as such accounts are presently operating and managed by the Subadviser, substantially similar to the Fund.

                  (b) Exceptions. The Subadviser may, except as provided in Subsection (a) of this Section 3, act as investment adviser for non-investment company clients; provided, however, that such services for others shall not in any way hinder, impair, preclude or prevent the Subadviser from performing its duties and obligations under this Agreement and that whenever the Fund and one or more other accounts advised by the subadviser have available funds for investment, investments suitable and appropriate for each will be allocated in accordance with procedures that are equitable for each account. Similarly, opportunities to sell securities will be allocated in an equitable manner.

        4. Non-Competition. The Subadviser and any person or entity controlled by the Subadviser will not in any manner sponsor, promote or distribute any new investment product or service substantially similar to the Fund, as such phrase is used in Section 3 hereof, for the period that the Subadviser is required to provide exclusive services to the Fund pursuant to
Section 3 hereof.

        5. Independent Contractor. In the performance of its duties hereunder, the Subadviser is and shall be an independent contractor and unless otherwise expressly provided herein or otherwise authorized in writing, shall have no authority to act for or represent the Fund or the Adviser in any way or otherwise be deemed an agent of the Fund or the Adviser.

        6. Compensation. The Adviser shall pay to the Subadviser a fee for its services hereunder (the "Subadvisory Fee") computed as follows, based on the net asset value of the Fund:



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                 (a)  Fee Rate.  The Subadvisory Fee shall be the sum of (i)
         the annual rate of 0.50% of the Fund's average daily net asset value on the first $200 million of the Fund's net assets (regardless of any decision by the Adviser to waive all or any portion of its management fee), (ii) 40% of the total management fee collected by the Adviser from the Fund on the Fund's net assets over $200 million and up to $1.0 billion, (iii) 50% of the total management fee collected by the Adviser from the Fund on the Fund's net assets over $1.0 billion and up to $1.5 billion, and (iv) 40% of the total management fee collected by the Adviser from the Fund on the Fund's net assets over $1.5 billion. In connection with subsections (a) (ii), (iii) and (iv) hereof, Subadviser acknowledges and agrees that the Adviser may waive all or any portion of its management fee at such times and for such periods of time as it determines in its sole and absolute discretion.

                 (b) Most Favored Client Compensation Disclosure. In the event the Subadviser charges any of its similarly situated advisory clients on a more favorable compensation basis, the Subadviser shall immediately notify and fully disclose to the Adviser the nature and exact terms of such arrangement.

                 (c) Method of Computation; Payment. The Subadvisory Fee shall be accrued for each calendar day the Subadviser renders subadvisory services hereunder and the sum of the daily fee accruals shall be paid monthly to the Subadviser as soon as practicable following the last day of each month, by wire transfer if so requested by the Subadviser, but no later than eight (8) calendar days thereafter. The daily fee accruals on the first $200 million of the Fund's net assets will be computed by multiplying the fraction of one
         (1) over the number of calendar days in the year by the annual rate as described in Subsection (a)(i) of this Section 6 and multiplying the product by the net asset value of the Fund as determined in accordance with the Fund's prospectus as of the close of business on the previous business day on which the Fund was open for business. The daily fee accruals on the Fund's net assets in excess of $200 million and up to $1.0 billion, in excess of $1.0 billion and up to $1.5 billion, and in excess of $1.5 billion, will be computed for each the three foregoing ranges by multiplying (i) the fraction of one (1) over the number of calendar days in the year by (ii) the annual rate of the Fund's management fee on that date after giving effect to any waivers of such fee by the Adviser in place at such time and multiplying the product by (iii) the


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         applicable fee percentage for such range and, finally, multiplying that product by (iv) the net asset value of the Fund as determined in accordance with the Fund's prospectus as of the close of business on the previous business day on which the Fund was open for business.

        7. Commissions. The Adviser understands that the Subadviser may act as executing and clearing broker in connection with the transactions effected by the Fund and that the Subadviser will be paid commissions by the Fund in connection therewith in accordance with all applicable laws, including, but not limited to Rule 17e-1 promulgated under the Investment Company Act. Notwithstanding the foregoing, under no circumstances shall the commissions paid to the Subadviser on such transactions exceed the lesser of (a) fifty percent (50%) of the regular New York Stock Exchange rates in effect immediately prior the institution of fully negotiated rates on May 1, 1975, or
(ii) six cents ($0.06) per share.

        8. Expenses. The Subadviser shall bear all expenses incurred by it in connection with its services under this Agreement and will, from time to time, at its sole expense employ or associate itself with such persons as it believes to be particularly fitted to assist it in the execution of its duties hereunder.

        9. Startup Costs. The Subadviser shall contribute to the payment of the Fund's startup costs (the "Startup Contribution"). The startup costs include, but are not limited to, those resulting from shareholder communications, initial promotion and advertising, management fee waivers by the Adviser and Adviser's subsidization of various other Fund expenses. The Startup Contribution shall be paid and computed as follows:

                  (a) Startup Contribution Rate. The Startup Contribution shall be (i) at the annual rate of 0.25% of the Funds average daily net asset value until the earlier to occur of (A) the date the net assets of the Fund exceed $100 million or (B) the date which is 12 months from the date the Fund commences operations and thereafter (ii) at the annual rate of 0.15% of the Funds average daily net asset value until the earlier to occur of (A) the date the net assets of the Fund exceed $200 million or (B) the date which is 24 months from the date the Fund commences operations, at which time, and after the payment of the foregoing fees, the Subadviser's obligation to contribute to the Fund's startup costs shall terminate.

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               (b)  Method of Computation; Payment.  The Startup Contribution
     shall be accrued for each calendar day the Subadviser renders subadvisory services hereunder and the sum of the daily contribution accruals shall be paid monthly to the Adviser as soon as practicable following the last day of each month but no later than ten (10) calendar days thereafter. The daily contribution accruals will be computed by multiplying the fraction of one (1) over the number of calendar days in the year by the annual rate as described in Subsection (a) of this Section 8 and multiplying the product by the net asset value of the Fund as determined in accordance with the Fund's prospectus as of the close of business on the previous business day on which the Fund was open for business.

         10. Representations and Warranties of Subadviser. The Subadviser represents and warrants to the Adviser and the Fund as follows:

               (a) The Subadviser is registered as an investment adviser under the Investment Advisers Act;

               (b) The Subadviser has filed a notice of exemption pursuant to Rule 4.14 under the CEA with the Commodity Futures Trading Commission (the "CFTC") and the National Futures Association;

               (c) The Subadviser is a corporation duly organized and validly existing under the laws of the State of Delaware with the power to own and possess its assets and carry on its business as it is now being conducted;

               (d) The execution, delivery and performance by the Subadviser of this Agreement are within and Subadviser's powers and have been duly authorized by all necessary action on the part of its shareholders, and no action by or in respect of, or filing with, any governmental body, agency or official is required on the part of the Subadviser for the execution, delivery and performance by the Subadviser of this Agreement, and the execution, delivery and performance by the Subadviser of this Agreement do not contravene or constitute a default under (i) any provision of applicable law, rule or regulation, (ii) the Subadviser's governing instruments, or (iii) any agreement, judgment, injunction, order, decree or other instrument binding upon the Subadviser;

               (e) This Agreement is a valid and binding agreement of the Subadviser;


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                (f) The Subadviser and any affiliated person of the Subadviser have not:

                     (i) within 10 years from the date hereof been convicted of any felony or misdemeanor involving the purchase or sale of any securities or arising out of the conduct as an underwriter, broker, dealer, investment adviser, municipal securities dealer, government securities broker, government securities dealer, transfer agent, or entity or person required to be registered under the CEA, or as an affiliated person, salesman, or employee of any investment company, bank, insurance company, or entity or person required to be registered under the CEA; or

                     (ii) by reason of any misconduct, been permanently or temporarily enjoined by an order, judgment or decree of any court of competent jurisdiction or other governmental authority from acting as an underwriter, broker, dealer, investment adviser, municipal securities dealer, government securities broker, government securities dealer, transfer agent, or entity or person required to be registered under the CEA, or an affiliated person, salesman, or employee of any investment company, bank, insurance company, or entity or person required to be registered under the CEA or from engaging in or continuing any conduct or practice in connection with any such activity or in connection with the purchase or sale of any security; or

                     (iii) been a party to litigation or other adversarial proceedings involving any former or current client;

         (g) The Form ADV of the Subadviser attached hereto as Exhibit A is a true and complete copy of the form filed with the Commission and the information contained therein is accurate and complete in all material respects and does not omit to state any material fact necessary in order to make the statements made, in light of the circumstances under which they were made, not misleading;

         (h) The Subadviser's audited financial statements attached hereto as Exhibit B for the fiscal years ended November 30, 1992, 1991 and 1990 are true and complete copies of the Subadviser's financial statements, are

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         accurate and complete in all material respects and do not omit to state any material fact necessary in order to make the statements made, in light of the circumstances under which they were made, not misleading;

                        (i) The Subadviser's performance figures for certain client accounts attached hereto as Exhibit C are accurate and complete in all material respects and do not omit to state any material fact necessary in order to make the statements made, in light of the circumstances under which they were made, not misleading; and

                        (j) The Subadviser's written code of ethics attached hereto as Exhibit D has been duly adopted by the Subadviser, meets the requirements of Rule 17j-1 under the Investment Company
         Act and such code has been complied with and no violation has occurred.

        11. Representations and Warranties of Adviser. The Adviser represents and warrants to the Subadviser as follows:

                        (a) The Adviser is registered as an investment adviser under the Investment Advisers Act;

                        (b) The Adviser has filed a notice of exemption pursuant to Rule 4.14 under the CEA with the Commodity Futures Trading Commission (the "CFTC") and the National Futures Association;

                        (c) The Adviser is a corporation duly organized and validly existing under the laws of the State of Wisconsin with the power to own and possess its assets and carry on its business as it is now being conducted;

                        (d) The execution, delivery and performance by the Adviser of this Agreement are within and Adviser's powers and have been duly authorized by all necessary action on the part of its
         shareholders, and no action by or in   respect of, or filing with, any
         governmental body, agency or official is required on the part of the Adviser for the execution, delivery and performance by the Adviser of this Agreement, and the execution, delivery and performance by the Adviser of this Agreement do not contravene or constitute a default under (i) any provision of applicable law, rule or regulation, (ii) the Adviser's governing instruments, or (iii) any agreement, judgment,
         injunction,   order, decree or other instrument binding upon the
         Adviser;

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        (e) This Agreement is a valid and binding agreement of the Adviser;

        (f) The Adviser and any affiliated person of the Subadviser have not:

                (i) within 10 years from the date hereof been convicted of any felony or misdemeanor involving the purchase or sale of any securities or arising out of the conduct as an underwriter, broker, dealer, investment adviser, municipal securities dealer, government securities broker, government securities dealer, transfer agent, or entity or person required to be registered under the CEA, or as an affiliated person, salesman, or employee of any investment company, bank, insurance company, or entity or person required to be registered under the CEA;
     or

                (ii) by reason of any misconduct, been permanently or temporarily enjoined by an order, judgment or decree of any court of competent jurisdiction or other governmental authority from acting as an underwriter, broker, dealer, investment adviser, municipal securities dealer, government securities broker, government securities dealer, transfer agent, or entity or person required to be registered under the CEA, or an affiliated person, salesman, or employee of any investment company, bank, insurance company, or entity or person required to be registered under the CEA or from engaging in or continuing any conduct or practice in connection with any such activity or in connection with the purchase or sale of any security; or

                (iii) been a party to litigation or other adversarial proceedings involving any former or current client;

        (g) The Form ADV of the Adviser attached hereto as Exhibit E is a true and complete copy of the form filed with the Commission and the information contained therein is accurate and complete in all material respects and does not omit to state any material fact necessary in order to make the statements made, in light of the circumstances under which they were made, not misleading;

        (h) The Adviser acknowledges that it received a copy of the Subadviser's Form ADV at least 48 hours prior to the execution of this Agreement.


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        12.     Survival of Representations and Warranties: Duty to Update
Information. All representations and warranties made by the Subadviser and the Adviser pursuant to Sections 9 and 10 hereof shall survive for the duration of this Agreement and the parties hereto shall immediately notify, but in no event late than five (5) business days, each other in writing upon becoming aware that any of the foregoing representations and warranties are no longer true. In addition, the Subadviser will deliver to the Adviser and the Fund copies of any amendments, supplements or updates to any of the information provided to the Adviser and attached as exhibits hereto within fifteen (15) days after becoming available. Within forty-five (45) days after the end of each calendar year during the term hereof, the Subadviser shall certify to the Adviser that it has complied with the requirements of Rule 17j-1 under the Investment Company Act with regard to its duties hereunder during the prior year and that there has been no violation of the Subadviser's written Code of Ethics with respect to the Fund or in respect of any matter or circumstance that is material to the performance of the Subadviser's duties hereunder or, if such violation has occurred, that appropriate action was taken in response to such violation.

        13.     Liability and Indemnification.

        (a) Liability. In the absence of wilful misfeasance, bad faith or negligence on the part of the Subadviser or a breach of its duties hereunder, the Subadviser shall not be subject to any liability to the Adviser or the Fund or any of the Fund's shareholders, and, in the absence of wilful misfeasance, bad faith or negligence on the part of the Adviser or a breach of its duties hereunder, the Adviser shall not be subject to any liability to the Subadviser, for any act or omission in the case of, or connected with, rendering services hereunder or for any losses that may be sustained in the purchase, holding or sale of Investments; provided, however, that nothing herein shall relieve the Adviser and the Subadviser from any of their obligations under applicable law, including, without limitation, the federal and state securities laws and the CEA.

        (b) Indemnification. The Subadviser shall indemnify the Adviser and the Fund, and their respective officers and directors, for any liability and expenses, including attorneys' fees, which may be sustained as a result of the Subadviser's wilful misfeasance, bad faith, negligence, breach of its duties hereunder or violation of applicable law, including, without limitation, the U.S.

federal and state securities laws or the CEA. The Adviser shall indemnify the Subadviser and its officers and directors, for any liability and expenses, including attorneys' fees, which may be sustained as a result of the Adviser's wilful misfeasance, bad faith, negligence, breach of its duties hereunder or violation of applicable law, including, without limitation, the U.S. federal and state securities laws or the CEA.

     14.  Duration and Termination.

          (a) Duration. This Agreement shall be submitted for approval by shareholders of the Fund at the first meeting of shareholders of the Fund following the effective date of its Registration Statement on Form N-1A covering the initial offering of shares of the Fund. This Agreement shall continue in effect for a period of two years from the date hereof, subject thereafter to being continued in force and effect from year to year if specifically approved each year by either (i) the Board of Directors of the Fund, or (ii) by the affirmative vote of a majority of the Fund's outstanding voting securities. In addition to the foregoing, each renewal of this Agreement must be approved by the vote of a majority of the Fund's directors who are not parties to this Agreement or interested persons of any such party, cast in person at a meeting called for the purpose of voting on such approval. Prior to voting on the renewal of this Agreement, the Board of Directors of the Fund may request and evaluate, and the Subadviser shall furnish, such information as may reasonably be necessary to enable the Fund's Board of Directors to evaluate the terms of this Agreement.

          (b) Termination. Notwithstanding whatever may be provided herein to the contrary, this Agreement may be terminated at any time, without payment of any penalty:

                    (i) By vote of a majority of the Board of Directors of the Fund, or by vote of a majority of the outstanding voting securities of
         the Fund, or   by the Adviser, in each case, upon sixty (60) days'
         written notice to the Subadviser;

                    (ii) By the Adviser upon breach by the Subadviser of any representation or warranty contained in Section 9 hereof, which shall not have been cured during the notice period, upon twenty (20) days written notice;

               (iii) By the Adviser immediately upon written notice to the Subadviser if the Subadviser becomes unable to discharge its duties and obligations under this Agreement; or

               (iv) By the Subadviser upon 180 days written notice to the Adviser and the Fund.

     This Agreement shall not be assigned (as such term is defined in the Investment Company Act of 1940) without the prior written consent of the parties hereto. This Agreement shall terminate automatically in the event of its assignment without such consent or upon the termination of the Advisory Agreement.

     15. Duties of the Adviser. The Adviser shall continue to have responsibility for all services to be provided to the Fund pursuant to the Advisory Agreement and shall oversee and review the Subadviser's performance of its duties under this Agreement. Nothing contained in this Agreement shall obligate the Adviser to provide any funding or other support for the purpose of directly or indirectly promoting investments in the Fund.

     16. Amendment. This Agreement may be amended by mutual consent of the parties, provided that the terms of each such amendment shall be approved by the Board of Directors of the Fund or by a vote of a majority of the outstanding voting securities of the Fund. If such amendment is proposed in order to comply with the recommendations or requirements of the Commission or state regulatory bodies or other governmental authority, or to expressly obtain any advantage under federal or state or non-U.S. laws, the Adviser shall notify the Subadviser of the form of amendment which it deems necessary or advisable and the reasons therefor, and if the Subadviser declines to assent to such amendment, the Adviser may terminate this Agreement forthwith.

     17. Confidentiality. Subject to the duties of the Adviser, the Fund and the Subadviser to comply with applicable law, including any demand of any regulatory or taxing authority having jurisdiction, the parties hereto shall treat as confidential all information pertaining to the Fund and the actions of the Subadviser, the Adviser and the Fund in respect thereof.

     18. Notice. Any notice that is required to be given by the parties to each other under the terms of this Agreement shall be in writing, delivered, or mailed postpaid to the other party, or transmitted by facsimile with acknowledgment of receipt, to the parties at the following addresses or facsimile numbers, which may from time to time be changed by the parties by notice to the other party:

        (a)  If to the Adviser:

             Strong/Corneliuson Capital Management, Inc.
             100 Heritage Reserve
             Menomonee Falls, Wisconsin 53051
             Attention: Mr. Helge Krist Lee
             Facsimile: (414) 359-3888

        (b)  If to the Subadviser:

             W.H. Reaves & Co., Inc.
             30 Montgomery Street
             Jersey City, N.J. 07302
             Attention: Mr. Lloyd R. Karp
             Facsimile: (201) 332-8593

        (c)  If to the Fund:

             Strong American Utilities Fund, Inc.
             100 Heritage Reserve
             Menomonee Falls, Wisconsin 53051
             Attention: Mr. Helge Krist Lee
             Facsimile: (414) 359-3698

    19. Governing Law; Jurisdiction. This Agreement shall be governed by and construed in accordance with the internal laws of the State of Wisconsin and the Subadviser consents to the exclusive jurisdiction of courts, both federal and state, and venue in Wisconsin, with respect to any dispute arising under or in connection with this Agreement.

    20. Counterparts. This Agreement may be executed in one or more counterparts, all of which shall together constitute one and the same instrument.

    21. Captions. The captions herein are included for convenience of reference only and shall be ignored in the construction or interpretation hereof.

    22. Severability. If any provision of this Agreement shall be held or made invalid by a court decision or applicable law, the remainder of the Agreement shall not be affected adversely and shall remain in full force and effect.

     23.  Certain Definitions.

          (a) "business day." As used herein, business day means any customary business day in the United States on which the New York Stock Exchange is open.

          (d) Miscellaneous. Any question of interpretation of any term or provision of this Agreement having a counterpart in or otherwise derived from a term or provision of the Investment Company Act shall be resolved by reference to such term or provision of the Investment Company Act and to interpretations thereof, if any, by the U.S. courts or, in the absence of any controlling decisions of any such court, by rules, regulation or order of the Commission validly issued pursuant to the Investment Company Act. Specifically, as used herein, "investment company," "affiliated person," "interested person," "assignment," "broker," "dealer" and "affirmative vote of the majority of the Fund's outstanding voting securities" shall all have such meaning as such terms have in the Investment Company Act. The term "investment adviser" shall have such meaning as such term has in the Investment Advisers Act and the Investment Company Act, and in the event of a conflict between such Acts, the most expansive definition shall control. In addition, where the effect of a requirement of the Investment Company Act reflected in any provision of this Agreement is relaxed by a rule, regulation or order of the Commission, whether of special or general application, such provision shall be deemed to incorporate the effect of such rule, regulation or order.

        IN WITNESS WHEREOF, the parties hereto have executed this Agreement on the day and year first written above.

                                        STRONG/CORNELIUSON CAPITAL
                                        MANAGEMENT, INC. (the "Adviser")

                                        By:  /s/ ANDREW A. ZIEGLER
                                           -----------------------------
                                            Andrew A. Ziegler
                                            President


                                        Attest: /s/ HELGE KRIST LEE
                                               --------------------------
                                                Helge Krist Lee
                                                Senior Vice President
                                                  and Secretary


                                        W.H. REAVES & CO., INC.
                                        (the "Subadviser")


                                        By: /s/ THOMAS R. WILLIAMS
                                           -----------------------------
                                            Thomas R. Williams
                                            Executive Vice President


                                        Attest: /s/ LLOYD R. KARP
                                               --------------------------
                                                Lloyd R. Karp
                                                Vice President